Exhibit 20.8
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of November 1996
Distribution Date of December 20, 1996

Original Pool Amount                  $486,507,362.75

Beginning Pool Balance                $471,983,852.01
Beginning Pool Factor                       0.9701474

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,469,343.00
  Interest Collected                    $3,960,199.18

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $23,776.07
Total Additional Deposits                  $23,776.07

Repos/Chargeoffs                          $138,745.01
Aggregate Number of Notes Charged Off               5

Total Available Funds                  $13,453,318.25

Ending Pool Balance                   $462,375,764.00
Ending Pool Factor                          0.9503983

Servicing Fee                             $393,319.88

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $11,849,708.17
  Target Percentage                              2.50%
  Target Balance                       $11,559,394.10
  Minimum Balance                       $9,730,147.26
  (Release)/Deposit                      $(290,314.07)
  Ending Balance                       $11,559,394.10

Current Weighted Average APR:                 10.162%
Current Weighted Average
  Remaining Term (months):                     47.53

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,405,486.48    1,959
    31-60 days                             352,347.14      265
    60+ days                                48,595.52       37

    Total                                2,806,429.14    1,961

  Balances: 60+ days                     2,027,397.12       37

Memo Item - Reserve Account
  Opening Balance                      $11,799,596.30
  + Invest. Income                          50,111.87
  - Transfer to Collections Account              0.00
Beginning Balance                      $11,849,708.17

Exhibit 20.8
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of November 1996

                                                                 NOTES                             CLASS B         CLASS C
                                 TOTAL         CLASS A-1         CLASS A-2        CLASS A-3      CERTIFICATES    CERTIFICATES
Original
 Pool Amount Dist.:         $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages                            100.00%            0.00%            0.00%           0.00%           0.00%
 Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance      $471,983,852.01
Ending Pool Balance         $462,375,764.00
Collected Principal           $9,469,343.00
Collected Interest            $3,960,199.18
Charge-Offs                     $138,745.01
Liquidation Proceeds/Recoveries  $23,776.07
Servicing                       $393,319.88
Cash Transfer from Reserve Acct       $0.00
  Total Collections Available
    for Debt Service         $13,059,998.37

Beginning Balance           $471,983,852.01   $91,976,489.26  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                  $2,404,050.98      $420,792.44      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Interest Paid                 $2,404,050.98      $420,792.44      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Principal Due                 $9,608,088.01    $9,608,088.01            $0.00            $0.00           $0.00           $0.00
Principal Paid                $9,608,088.01    $9,608,088.01            $0.00            $0.00           $0.00           $0.00

Ending Balance              $462,375,764.00   $82,368,401.25  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)          0.7734122183     1.0000000000     1.0000000000    1.0000000000    1.0000000000

Total Distributions          $12,012,138.99   $10,028,880.45      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54

Interest Shortfall                    $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                   $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall
   (required from Reserve)            $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing              $1,047,859.38

Beginning Reserve Account
   Balance                   $11,849,708.17   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                 ($290,314.07)
Ending Reserve
  Account Balance            $11,559,394.10

Exhibit 20.8
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of November 1996

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                      1                2
                                   Oct 1996         Nov 1996
Beg. Pool Balance             $486,507,362.75    $471,983,852.01

A) Loss Trigger:
Principal of Contracts
  Charged off                     $533,952.94        $138,745.01
Recoveries                              $0.00         $23,776.07


Loss Trigger - Reserve Account Balance            Loss Trigger - Certificate
Lockout Event
Total Charged off (Months 5,4,3)        $0.00       Total Charged off (Months 1-6)       $672,697.95
Total Recoveries (Months 3,2,1)    $23,776.07       Total Recoveries (Months 1-6)          23,776.07
Net Loss/(Recoveries) for 3 Mos.  ($23,776.07)(a)   Net Loss/(Recoveries) for 6 Mos.     $648,921.88(c)

Total Balance                                     Total Balance
  (Months 5,4,3)                         N/A(b)        (Months 1-6)                  $958,491,214.76(d)

Loss Ratio Annualized [(a/b)(12)]         N/A       Loss Ratio [(c/d)(12)]                   0.8124%

Trigger: Is Ratio> 1.5%                    No         Trigger: Is Ratio> 6.0%                     No

B) Delinquency Trigger:
   Balance delinquency 60+ days   $429,289.32        $2,027,397.12
   As % of Beginning
     Pool Balance                    0.08824%             0.42955%
   Three Month Average               0.08824%             0.25889%

Trigger:  Is Average> 2.0%                No

C) Noteholders Percent Trigger:       2.3760%
   Ending Reserve Acct Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%               No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer